Exhibit 4.4

SPECIMEN COMMON STOCK CERTIFICATE

NUMBER	SHARES

Everli Global Holdings Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

COMMON STOCK

SEE REVERSE FOR

CERTAIN DEFINITIONS

CUSIP 30036W 104

This Certifies that __________________ is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE OF $0.0001 PER SHARE, OF

Everli Global Holdings Inc.

(THE “COMPANY”)

subject to the Company’s articles of incorporation and bylaws, as the same may be amended from time to time, and transferable on the books of the Company in person or by duly authorized attorney-in-fact upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

Chief Executive Officer	[Corporate Seal] Nevada	Secretary

Everli Global Holdings Inc.

The Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company, the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares of common stock represented hereby are issued and shall be held subject to all the provisions of the Company’s articles of incorporation and all amendments thereto, and bylaws, as may be amended from time to time, and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		Custodian
	(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________________________________________ hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))
(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

_________________________Shares of the Common Stock represented by the within Certificate, and does hereby irrevocably constitute and appoint ___________________________________________ Attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Dated:

Stockholder

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed: By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO U.S. SECURITIES AND EXCHANGE COMMISSION RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).